*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Exhibit 10.1

September 2, 2014

Mr. Richard Rawson
President, Insperity
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802

Re: Insperity and UnitedHealthcare Agreement Extension

Dear Richard:

I am providing this revised Letter of Agreement to propose the relevant terms and conditions of the modifications to the existing contracts between United HealthCare Insurance Company (“UnitedHealthcare”) and Insperity Holdings, Inc. (“Insperity”) that we trust you will find agreeable. Upon execution, this letter and the attached Terms of Agreement (Exhibit A) will constitute a legally binding agreement as to the principal terms of amendments to the Minimum Premium Financial Agreement and the Minimum Premium Administrative Services Agreement, each by and between Insperity and UnitedHealthcare, as amended and restated from time to time (collectively, the “Medical Definitive Agreements”), and the Agreement Regarding Dental Insurance by and between Insperity and UnitedHealthcare, as entered into effective January 1, 2004 (the “Dental Definitive Agreement”), to be prepared and executed by the parties. The parties anticipate that such amendments shall be completed as soon as possible. Except as otherwise set forth herein, the terms and conditions of any eventual modifications to the Medical Definitive Agreements and the Dental Definitive Agreement will be only as set forth in any subsequent amendment(s) signed by the parties. The parties also anticipate that additional review of the impact of PPACA and recent state issues may require further negotiations concerning the items addressed herein and the corresponding modifications required to the Medical Definitive Agreements.

Insperity and UnitedHealthcare acknowledge and agree that the terms and conditions of this letter and the attached Exhibit A relating to the Medical Definitive Agreements, including the existence hereof, are subject to the provisions of Section 5(e) of the Minimum Premium Administrative Services Agreement (relating to publicity of the arrangement). The parties also agree that the terms and conditions of this letter and the attached Exhibit A relating to the Dental Definitive Agreement, including the existence hereof, are subject to the same confidentiality terms described herein. As such, Insperity and UnitedHealthcare each agree not to make any unauthorized disclosure or public announcement concerning the subject matter hereof without the written consent of the other.

Thank you again for supporting the extension of our existing relationship through 2017 and the truly outstanding relationship that has been formed over the last 13 years. We look forward to continued mutual success and the expansion of our relationship.

If this letter and the terms set forth in Exhibit A are in accordance with your understanding of the proposed modifications to our existing contracts, please sign below and return an executed copy to me via email to anthony_r_carr@uhc.com or facsimile at (954) 378-0771. Should you have any questions, please call me at (954) 378-0596.

Best Regards,

/s/ Anthony R. Carr

Anthony R. Carr
National Vice President, PEO, Private Equity & Trust Division
UnitedHealthcare

AGREED TO AND ACCEPTED BY:

Insperity Holdings, Inc.

/s/ Richard G. Rawson

By:    Richard G. Rawson

Its:    President

Date: _September 5, 2014

cc: Kim Bacon, Managing Director, Health and Welfare Services

Exhibit A
UnitedHealthcare/Insperity
Terms of Agreement
September 2, 2014

For consistency, clarity and ease of communication, this Terms of Agreement uses defined terms from both of the Medical Definitive Agreements between Insperity and UnitedHealthcare

UnitedHealthcare (UHC) is pleased to continue our exceptional partnership for an additional two years including annual *** on both the *** and *** and dental insurance premium, while also implementing the following provisions to extend the existing agreement by two years (2016 and 2017):

1)
In keeping with previous agreements, UHC’s suggested language is as follows: "Competitive" means that either (i) the Company and the Employer agree or (ii) an independent consultant chosen by mutual agreement of the parties has determined, that such product ranks either *** or *** as compared to competing products of other vendors in the designated market.  In making any determination of the rank of a product in a market, such consultant shall apply such criteria relating to ***, *** and *** as it shall determine appropriate.  All fees and expenses of any such consultant shall be paid by the Employer.

a.
The exclusivity provisions shall not apply to any Client of Insperity where a state or municipality requires issuance of small business policies directly to Clients and/or Employees, nor shall it apply to Clients and/or Employees who elect coverage under a federal, state or private exchange. Insperity and UnitedHealthcare will work together to find mutually agreeable parameters for any Insperity ***.

b.	Barring *** or ***, existing UHC membership is grandfathered for the remainder of the contractual period from the time a competing carrier is introduced into a market.

c.	When a new carrier is added to a UHC market, the *** is made at the *** and not the ***.

d.
If there is a *** to the Company *** network in a Market, if no group health insurance or similar product is offered by the Company in the Market, or if no group health insurance or similar product offered by the Company is Competitive in that Market, the Employer may offer, subject to the existing terms of our agreement, the health insurance or similar products of a Competing Vendor in such market.  Only *** will be introduced into a limited number of Markets, not to exceed *** Markets, through December 31, 2017. The *** market cap does not apply if changes are *** by *** or ***.

e.
*** and *** will remain exclusive markets. If agreed to by both parties, the exclusivity requirement will be modified if changes are *** by *** or *** (to the extent not previously addressed in subparagraph a to this section 1).

f.
UnitedHealthcare will be the exclusive Vendor for *** coverage offered in the *** markets. If agreed to by both parties, the exclusivity requirement will be modified if changes are mandated by *** or *** (to the extent not previously addressed in subparagraph a to this section 1).

g.	UHC will be notified at least 90 days prior to the introduction of a competing carrier into a market.

2)
In the event that either party reasonably believes that any state or other jurisdiction may impose a *** on it for proceeding with its performance under the Agreement, or that a state or jurisdiction will enforce a regulation, statute or exchange provision that will result in either a material reduction in Insperity's ability to market its full suite of services to its existing and potential clients or UnitedHealthcare's ability to market its insurance products in the state or jurisdiction, such party will promptly advise the other party of such belief and the basis therefore. In such event, the parties agree to cooperate in good faith to resolve such matter to the satisfaction of both parties. After a good faith effort by the parties to eliminate the risk of *** or the material reduction of Insperity's ability to market its full suite of services to its existing and potential clients or UnitedHealthcare's ability to market its insurance products in the state or jurisdiction, if the matter is not resolved to the satisfaction of both parties, (a) the party upon which such *** may be imposed may immediately discontinue the Agreement's application in such state or jurisdiction by providing notice to that effect to the other party, except that the effective date of the termination may be extended to the latest date the Agreement can remain in effect before triggering the ***, or later if adequate indemnification is provided by the other party, or, (b) in the case of a material reduction of Insperity's ability to market its full suite of services to its existing and potential clients, or UnitedHealthcare's ability to market its insurance products in the state or jurisdiction, the Agreement's application in such state or jurisdiction will be effective *** following notice to the other party.  In the event of termination, the Agreement will continue to apply in all other states or jurisdictions, except that if it is a Federal law at issue the Agreement will discontinue in its entirety.  Furthermore, in the event of termination of this Agreement, Insperity agrees that it will deliver written notice to UnitedHealthcare of termination of the Policy issued to Insperity as of the effective date of the termination of this Agreement.

3)	In the event of *** in the use of *** by businesses within Insperity’s target customer base, which threatens Insperity’s ability to *** or ***, the parties agree to:

a.
Cooperate in good faith to ease the exclusivity provisions of the Agreement to accommodate a *** competitive with the ***, however, such easing shall be to the extent *** to achieve a competitive offering;

b.	Restrict any *** to presentation at the ***;

c.	Maintain the existing Agreement for the remainder of the term of the Agreement;

4)	Renew UHC Dental coverage with *** renewal *** in 2016 and *** in 2017.

5)	Renew OptumHealth (OH) Care24 w/ Worklife Solutions at *** through 2017.

6)	If *** exceeds *** on ***, *** previously agreed to will be *** and *** will apply to 2015.

7)	***, as measured on *** each contract year, will set the level of combined *** and the *** for the current year. *** includes all *** for coverage in *** or *** as per current agreement.

a.	2016 CY *** – based on *** by *** if *** exceeds ***, *** by *** if *** exceeds *** or *** by *** if *** is less than ***.

b.	2017 CY *** – based on *** by *** if *** exceeds ***, *** by *** if *** exceeds *** or *** by *** if *** is less than ***.

8)	*** and *** will continue to be a pass through of actual expenses.

9)
If *** below the following thresholds, the *** by the percentage in the table. *** includes *** for *** in *** or *** as per current agreement. The total *** measurements process remains the same as current agreement.

i.	*** below *** *** *** ***
***             *** *** ***     ***
Cumulative ***     *** *** ***